Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Registration Statement No. 333-170789 on Form S-3 and Registration No. 333-162714 on Form S-8 of 1st United Bancorp, Inc., of our independent auditors’ report dated February 15, 2012, relating to our audit of the consolidated financial statements of Anderen Financial, Inc. and Subsidiaries for the years ended December 31, 2011 and 2010, which appear in this Form 8-K/A of 1st United Bancorp, Inc. filed on or about April 6, 2012.

/s/ HACKER, JOHNSON & SMITH PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
April 6, 2012